                                                                    EXHIBIT 10.1


FUNDING AGREEMENT ("Agreement") dated as of March 31, 1999, by and among TIME WARNER ENTERTAINMENT COMPANY, L.P., ADVANCE/NEWHOUSE PARTNERSHIP, COMCAST CORPORATION, COX COMMUNICATIONS, INC., MEDIAONE OF DELAWARE, INC., GE AMERICAN COMMUNICATIONS, INC., UNITED ARTISTS INVESTMENTS HOLDINGS, LLC, PARAGON COMMUNICATIONS (collectively, the "Funding Parties") and PRIMESTAR, INC. (the "Company").


                                 RECITALS


          (A) The Funding Parties, other than United Artists Investments Holdings, LLC ("TCI"), or affiliates of such Funding Parties, are stockholders of the Company

          (B) The Funding Parties, other than GE American Communications, Inc. ("GEAC") are account parties under Existing Letters of Credit (as hereinafter defined).

          (C) GEAC is a provider of satellite services to customers including the Company and the other Funding Parties or their affiliates and states that it is entering into this Agreement in recognition of its relationship as a vendor of such services to such customers.

          (D) The Company is party to the Asset Purchase Agreement, dated as of January 22, 1999 (the "Medium Power Agreement"), among Hughes Electronics Corporation (the "Buyer"), the Company, PRIMESTAR Partners L.P., a wholly owned subsidiary of the Company ("PLP"), PRIMESTAR MDU, Inc., a wholly owned subsidiary of the Company ("MDU"), and the Funding Parties other than TCI. By a separate agreement (the "TCI Reimbursement Letter"), TCI has agreed to reimburse the other Funding Parties for a portion of certain obligations specified therein, including, without limitation, certain obligations assumed by such other Funding Parties under the Medium Power Agreement.

          (E) Section 9.10(a) of the Medium Power Agreement provides that the Company, PLP and MDU agree to use all commercially reasonable efforts to satisfy the condition that holders (the "Bondholders") of the Current Pay Notes and the Discount Notes (as hereinafter defined) and the lenders (the "Lenders") under the Company's Bridge Loans (as hereinafter defined) consent to modifications to the terms of such debt in accordance with the provisions of the Medium Power Agreement.

          (F) Concurrently with the execution and delivery of this Agreement, the Company is entering into one or more agreements (collectively, the "Lock-up Agreement"), among the Company and certain holders of the Current Pay Notes, Discount Notes and Bridge Loans, in order to induce such creditors (the "Senior Subordinated Creditors") to participate in the Exchange Offer and/or Private Transactions (as hereinafter defined).

          (G) In order to induce the Senior Subordinated Creditors to enter into the Lock-up Agreement, the Funding Parties and the Company are entering into this Agreement with the express intent that the Senior Subordinated Creditors be intended third party beneficiaries of this Agreement.

          (H) Each of the Funding Parties which is or has an affiliate that is a stockholder of the Company has determined that the transactions contemplated by the Medium Power Agreement and the Lock-up Agreement are in the best interests of the Company and its subsidiaries, and in the best interests of such Funding Party, and TCI has determined that the transactions contemplated by the Medium Power Agreement and the Lock-up Agreement are in the best interests of TCI.

          (I) Notwithstanding the specific obligations of the account parties to the Existing Letters of Credit in respect thereof, none of the Funding Parties (nor any affiliate of a Funding Party that is a stockholder of the Company) has any pre-existing legal or contractual obligation to enter into this Funding Agreement or to provide the financial support to the Company provided for herein.

          (J) This Agreement is, and is intended to be, a financial accommodation by the Funding Parties within the meaning of Title 11 of the United States Code.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties hereto hereby agree as follows:

Section 1. Definitions.
           -----------

          (a) As used in this Agreement, the following terms shall have the corresponding meanings:

     "Bridge Loans" means all loans made pursuant to the Interim Loan Facility, whether or not converted into `Term Loans' or exchanged for `Exchange Notes' as provided for therein.

     "Cash Interest Election" has the meaning ascribed thereto in the indenture governing the Discount Notes.

     "Closing Date" means the date that the Medium Power Asset Sale is consummated pursuant to the Medium Power Agreement.

     "Closing Date Required Amount" means the sum of: (i) the Senior Bank Payoff Amount, (ii) the Sub Debt Maximum Agreed Amount, and (iii) $25,000,000.

     "Company" means PRIMESTAR, Inc.

     "Contingent Note Consideration" means any share appreciation right, contingent value right, security, contract or other obligation of the Company issued to holders of Current Pay Notes, Discount Notes and Bridge Loans pursuant to any Exchange Offer or Private Transaction.

     "Current Pay Notes" means the Company's 10-7/8% Senior Subordinated Notes due 2007, Series A and B.

     "Discount Notes" means the Company's 12-1/4% Senior Subordinated Discount Notes due 2007, Series A and B.

     "Exchange Offer" means an offer by the Company to the holders of the Current Pay Notes and the Discount Notes to tender such notes for exchange, in each case substantially on the terms provided for in the Lock-up Agreement.

     "Existing Letters of Credit" means any standby letters of credit issued for the account of any of the Funding Parties (or any affiliate of a Funding Party other than the Company) other than GEAC to secure the payment of any obligations of the Company or any of its subsidiaries.

     "Expected Closing Date Proceeds" means an amount of money equal to the net cash proceeds payable to the Company on the Closing Date under the Medium Power Agreement, as set forth in the Initial Funding Certificate.

     "GMH Stock" means Class H Common Stock of General Motors Corporation, a Delaware corporation.

     "High Power Agreement" means the Asset Purchase Agreement, dated as of January 22, 1998, among Hughes, the Company, PLP, Tempo and the stockholders of the Company listed therein

     "Hughes" means Hughes Electronics Corporation.

     "Initial Funding Amount" means an amount of money equal to the lesser of
(i) the Closing Date Required Amount minus the Expected Closing Date Proceeds,
                                     -----
and (ii) the Medium Power Commitment.

     "Initial Funding Certificate" is defined in Section 2.

     "Interim Loan Facility" means the Company's Senior Subordinated Credit Agreement, dated as of April 1, 1998.
     "Lock-up Agreement" is defined in the recitals.

     "Medium Power Agreement" is defined in the recitals.

     "Medium Power Asset Sale" means the sale of the medium-power business to Hughes pursuant to the terms of the Medium Power Agreement.

     "Medium Power Commitment" means $540 million.

     "Minimum Tender Condition" shall have the meaning assigned to such term in the Lock-up Agreement.

     "Non-Debt Payment" means a payment made by any Funding Party to or for the benefit of the Company, with no expectation of, or right to, repayment.

     "Notes" means and includes each of the Bridge Loans, the Current Pay Notes, and the Discount Notes.

     "Partnership Credit Facility" means PLP's Credit Agreement, dated as of March 9, 1994, as amended.

     "PLP" is defined in the recitals.

     "Post-Closing Working Capital Requirements" means, for any period following the Closing Date, (i) the aggregate amount of all Scheduled Post-Closing Obligations that are due and payable, or by their terms will become due and payable, during the period in question, less (ii) the aggregate amount of all
                                        ----
cash and cash equivalents of the Company on hand or in banks at the beginning of such period and available to be used to satisfy Scheduled Post-Closing Obligations.

     "Private Transaction" means any transaction or series of transactions by which the Company acquires (i) Current Pay Notes and Discount Notes or (ii) Bridge Loans, in either case in an aggregate principal amount that would meet the Minimum Tender Condition with respect to such securities or loans, on substantially the terms provided for in the Lock-up Agreement.

     "Pro Rata Share" means, for each Funding Party, the percentage set forth opposite the name of such Funding Party on Schedule I attached hereto.

     "Reimbursement Agreements" means those reimbursement agreements, each dated as of April 1, 1998, between the Company and each of the Funding Parties other than GEAC, or affiliates thereof, which provide for, among other things, the assumption by the Company of all the obligations of such Funding Party (or affiliate) under its respective Existing Letter of Credit and the existing reimbursement agreements and/or other existing documentation between such party and the issuing bank relating to such letter of credit, including all existing and future payment obligations of such party thereunder, and the indemnification by the Company of such party for any and all losses, claims, damages, liabilities, deficiencies, obligations, costs and expenses of such party relating thereto.

     "Required Funding Parties" means Funding Parties with an aggregate Pro Rata Share in excess of 55%.

     "Scheduled Post-Closing Obligations" means and includes each of the obligations of the Company and its subsidiaries set forth on Schedule IV attached hereto (including, without limitation, estimates of the Company's ordinary costs and expenses to be incurred after the Closing Date during the Shutdown Period), as such schedule may be modified by the Company, with the consent of the Required Funding Parties, from time to time.

     "Senior Bank Payoff Amount" means the amount required by the Company in accordance with the Senior Credit Facility to pay and discharge in full on the Closing Date all monetary obligations of the Company under the Senior Credit Facility, including without limitation the aggregate principal amount of, and accrued unpaid interest on, all loans then outstanding thereunder, and all accrued unpaid commitment fees and other expenses thereunder, as set forth in the aggregate on the Initial Funding Certificate.

     "Senior Credit Facility" means the Company's $700,000,000 Credit Agreement, dated as of March 31, 1998.

     "Shutdown Costs" means all obligations and liabilities of the Company and its subsidiaries on the Closing Date, other than (i) the Senior Bank Payoff Amount, (ii) all obligations and liabilities of the Company under the Discount Notes, the Current Pay Notes and the Bridge Loans, (iii) any such obligations or liabilities assumed by Hughes on the Closing Date pursuant to the Medium Power Agreement or assumed by Hughes pursuant to the High Power Agreement, and (iv) any such obligations or liabilities to the extent backed by Existing Letters of Credit.

     "Shutdown Period" means the period beginning on the Closing Date and ending on the earlier to occur of (i) the fourth anniversary of the Closing Date and
(ii) the last day of the fourth calendar month following the payment or satisfaction and discharge in full of all Shutdown Costs.

     "Sub Debt Maximum Agreed Amount" means the sum of: (i) 88.2% of the aggregate principal amount of the Current Pay Notes, the Discount Notes and the Bridge Loans outstanding on the Closing Date, determined in the case of the Discount Notes as if the Company had made a Cash Interest Election as of February 15, 1999, and (ii) 100% of all accrued unpaid interest through the Closing Date under the Current Pay Notes, the Discount Notes and the Bridge Loans, determined in the case of the Discount Notes as if the Company had made a Cash Interest Election as of February 15, 1999, as set forth in the aggregate on the Initial Funding Certificate.

     "TCI Reimbursement Letter" is defined in Recital (D).
     "Tempo" means Tempo Satellite, Inc.

     "TSAT Consideration Shares" means the number of shares of GMH Stock equal to the product of (65,000,000/225,000,000) multiplied by 4,871,448 (i.e.,
1,407,307.2 shares of GMH Stock).

     "Working Capital Facility" has the meaning provided in Section 6(a) hereof.

     "Working Capital Sub-Commitment" means the Medium Power Commitment less (x)
                                                                        ----
the Initial Funding Amount, (y) the sum of all amounts paid by the Funding Parties as additional funding pursuant to Section 5(b) hereof, and (z) the sum of all amounts paid by the Funding Parties to the Company or TSAT (as defined herein) pursuant to Section 5(c) hereof; provided, however, that if any
                                         -----------------
Scheduled Post-Closing Obligation is satisfied or discharged for an amount less than that shown on Schedule IV, the Working Capital Sub-Commitment shall be reduced by the amount of such difference; and provided further that if the
                                              ----------------
Company sells (including pursuant to any forward sale contract or similar arrangement) or otherwise disposes of any GMH Stock that it obtains from the closing of the Medium Power Asset Sale, and the proceeds of such transaction are available to the Company to pay Scheduled Post-Closing Obligations (without violating the contractual obligations of the Company to any third party, including, without limitation, the obligations of the Company under the Pledge and Security Agreement to be entered into pursuant to the Lock-up Agreement), the Working Capital Sub-Commitment shall be reduced by the net proceeds received from such sale, taking into consideration any amounts required to be paid to the Senior Subordinated Creditors pursuant to any share appreciation rights granted to such creditors under the Lock-up Agreement.

          (b) Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Medium Power Agreement.

Section 2. Funding Amounts; Schedule.
           -------------------------

           As soon as practicable after delivery by the Company of the Preliminary Working Capital Certificate pursuant to Section 4.2 of the Medium Power Agreement, but in any event not less than 10 days prior to the Closing Date, the Company shall deliver to each of the Funding Parties a certificate (the "Initial Funding Certificate"), signed by the Chief Financial Officer and Chief Executive Officer of the Company and approved by the Board of Directors of the Company, showing in reasonable detail the amount and calculation of: (i) the Expected Closing Date Proceeds, determined in accordance with the Preliminary Working Capital Certificate, (ii) the Senior Bank Payoff Amount, (iii) the Sub Debt Maximum Agreed Amount (including the components of such amount as described in clauses (i) and (ii) of the definition thereof) and (iv) the Initial Funding Amount. The Initial Funding Certificate shall also include a detailed projection of the Company's Post-Closing Working Capital Requirements for each calendar month for the 12-month period following the Closing Date. An unsigned draft of the Initial Funding Certificate, prepared for informational purposes based on the current best estimates of the Company as to the items to be stated therein, is attached to this Agreement as Schedule III.

Section 3. Agreement to Provide Initial Non-Debt Funding.
           ---------------------------------------------

     Subject to the conditions set forth in Section 4, on or before the Closing Date, each of the Funding Parties shall pay and deliver to the Company, as an equity investment, contribution to capital or Non-Debt Payment (as such Funding Party shall determine), such Funding Party's Pro Rata Share of the Initial Funding Amount, by wire transfer of immediately available funds.

Section 4. Conditions to Initial Funding; Conditions to Medium Power Sale.
           --------------------------------------------------------------

          (a)   The obligation of each of the Funding Parties pursuant to
Section 3 hereof to pay its Pro Rata Share of the Initial Funding Amount shall be subject to the satisfaction or waiver (to the extent waivable) on or before the Closing Date of each of the following conditions :

          (i)   the Minimum Tender Condition;

          (ii)  all other conditions to the closing of the Exchange Offer

     (provided, however, that this condition shall be satisfied to the extent
     ------------------
     that the Minimum Tender Condition is met through one or more Private Transactions);

          (iii) the absence of the filing of any petition with respect to the Company or PLP as debtor under the United States Bankruptcy Code; and

          (iv)  the closing of the Medium Power Asset Sale.

          (b) The Company acknowledges that satisfaction of the Minimum Tender Condition will constitute satisfaction of the Debt Tender Condition for all purposes of the Medium Power Agreement, and that any failure of the Minimum Tender Condition to be satisfied on or before the Closing Date will constitute a failure of the Debt Tender Condition for such purposes. The Company does not intend to consummate the Medium Power Asset Sale if the Minimum Tender Condition is not satisfied on or before the Closing Date.

Section 5. Additional Non-Debt Funding.
           ---------------------------

          (a) The Company shall provide each of the Funding Parties as promptly as practicable with copies of (i) the Estimated Working Capital Certificate, (ii) the Final Working Capital Certificate (as defined in the Medium Power Agreement), (iii) any written notice of disagreement delivered to Hughes pursuant to Section 4.2(a)(iii) of the Medium Power Agreement, and (iv) in the event of any arbitration pursuant to such Section 4.2(a)(iii), the written report of the Arbiter in connection therewith.

          (b) In the event that the Company is required to make a working capital adjustment in favor of Hughes pursuant to Section 4.2 of the Medium Power Agreement, whether as an adjustment to the purchase price or a payment pursuant to Section 4.2(a)(iii), then, within five business days after any such adjustment or payment, upon written demand by the Company, each of the Funding Parties shall pay and deliver to the Company, as an equity investment, contribution to capital or Non-Debt Payment (as such Funding Party shall determine), such Funding Party's Pro Rata Share of such adjustment or payment, by wire transfer of immediately available funds; provided, however, that the aggregate obligations
                             --------  -------
of any Funding Party pursuant to this Section 5, plus the portion of the Initial Funding Amount paid by such Funding Party, shall not exceed such Funding Party's Pro Rata Share of the Medium Power Commitment.

          (c) (i) Reference is made to the Agreement dated as of January 22, 1999 (the "TSAT Agreement"), between TCI Satellite Entertainment, Inc. ("TSAT") and the Company, pursuant to which the Company has agreed, on the terms and subject to the conditions set forth therein, to make a payment to TSAT in the amount of $65,000,000 (the "TSAT Consideration"), in consideration of the undertakings by TSAT made therein, and not as a dividend on TSAT's common stock of the Company, and in consideration of the obligations of the Funding Parties hereunder. Subject to the satisfaction or waiver, on or before the Closing Date, of each of the conditions set forth in clauses (i), (ii), (iii) and (iv) of
Section 4(a), as and when the TSAT Consideration is due and payable to TSAT pursuant to the TSAT Agreement, the Company shall pay the TSAT Consideration by delivering the TSAT Consideration Shares as provided in the TSAT Agreement. In the event that the Company does not provide TSAT with good and valid title to the TSAT Consideration Shares free and clear of all liens and encumbrances, other than those contemplated by the TSAT Agreement, each of the Funding Parties shall pay and deliver (or cause to be paid and delivered) to TSAT, in the form of cash or shares of GMH Stock (as such Funding Party shall determine), with shares of GMH Stock being valued on the same basis used to establish the value of the TSAT Consideration Shares, such Funding Party's Pro Rata Share of the TSAT Consideration. The Company and each of the Funding Parties acknowledge that TSAT shall be entitled to rely on and enforce the obligations of the Funding Parties hereunder as an express third-party beneficiary. In that connection, TSAT acknowledges that no Funding Party shall have any liability for the payment duties of any other Funding Party with respect to payments required by this
Section 5(c) as guarantor, co-obligor or otherwise.

              (ii) The Company hereby represents and warrants to each Funding Party that the transfer of the TSAT Consideration Shares to TSAT pursuant to this Section 5(c) will not violate any provisions of the Medium Power Agreement or the Lock-up Agreement.

Section 6. Working Capital Facility.
           ------------------------

          (a) Subject to the satisfaction or waiver, on the Closing Date, of the conditions set forth in Section 4 of this Agreement, each of the Funding Parties hereby agrees to make available to the Company, under a revolving credit facility or similar arrangement (the "Working Capital Facility") mutually acceptable to the Company and the Required Funding Parties (and consistent with the terms of this Agreement), subordinated loans and/or other extensions of credit necessary to fund the Post-Closing Working Capital Requirements of the Company during the Shutdown Period, up to such Funding Party's Pro Rata Share of the Working Capital Sub-Commitment

          (b) All loans and/or other extensions of credit made by the Funding Parties to the Company pursuant to the Working Capital Facility shall be junior and subordinated in right of payment to the prior indefeasible payment in full of all obligations of the Company outstanding on the Closing Date under the Senior Credit Facility, the Current Pay Notes, the Discount Notes, the Bridge Loans, the Shutdown Costs and the Contingent Note Consideration. All cash interest accruing under the Working Capital Facility shall be due and payable only at maturity; however interest accruing during any period prior to maturity may be payable in kind.

          (c) The Working Capital Facility shall remain outstanding at all times during the Shutdown Period.

          (d) Drawings under the Working Capital Facility shall be used by the Company only to pay (i) Scheduled Post-Closing Obligations, (ii) costs and expenses incurred by the Company after the Closing Date in the ordinary course, and (iii) any additional amounts approved by the Required Funding Parties. The Working Capital Facility may provide as a drawing condition that the Company certify to the Funding Parties the specific Scheduled Post-Closing Obligations to be satisfied with the proceeds of any drawing and any mitigation efforts undertaken by the Company with respect to such Shutdown Costs.

          (e) At the end of the Shutdown Period, if the aggregate obligations of the Company to the Funding Parties under the Working Capital Facility, including the principal amount of all loans and other extensions of credit thereunder and all unpaid interest accrued thereon, shall exceed the assets of the Company available to repay such obligations, including without limitation any GMH Stock then held by the Company, or any proceeds thereof, then each of the Funding Parties shall convert its Pro Rata Share of such excess into an equity investment, contribution to capital or Non-Debt Payment (as such Funding Party shall determine) to the Company.

Section 7. Existing Letters of Credit.
           --------------------------

          (a) The parties acknowledge that: (i) an aggregate of $575 million principal amount of loans are currently outstanding under the Partnership Credit Facility; (ii) such loans are due and payable in full on June 30, 1999, together with accrued unpaid interest of not more than $15 million; (iii) the full and timely payment of such principal and interest are secured by (A) Existing Letters of Credit issued for the account of Funding Parties (or affiliates thereof), other than GEAC, in the aggregate drawable amount of $580 million and
(B) a standby letter of credit issued for the account of the Company pursuant to the Senior Credit Facility in the maximum drawable amount of $5 million; (iv) the initial closing under the High Power Agreement occurred on March 10, 1999;
(v) the second closing under the High Power Agreement is expected to occur prior to June 30, 1999; and (vi) assuming consummation of both closings under the High Power Agreement, the Partnership expects to receive an aggregate of $465 million in satisfaction of the Reimbursement Obligation (as defined in the High Power Agreement), which amount will be available to apply against amounts due under the Partnership Credit Facility.

          (b) On or before June 30, 1999, each of the Funding Parties, other than GEAC, will pay or contribute to the Company sufficient funds to enable the Company to pay (or to enable the Company to cause the Partnership to pay) against amounts due under the Partnership Credit Facility (including interest and principal) an amount equal to the product of (x) $125 million, times (y) the percentage set forth opposite the name of such Funding Party on Schedule II attached hereto. Amounts paid by any Funding Party pursuant to this Section 7(b) shall constitute an equity investment in, capital contribution to, or Non-Debt Payment (as such Funding Party shall determine) to the Company, and shall be in addition to the obligations of such Funding Party pursuant to Section 3 and Section 5 hereunder.

          (c) If prior to June 30, 1999, the Subsequent Closing under the High Power Agreement shall not have occurred, then, on or before June 30, 1999, each of the Funding Parties, other than GEAC, will advance to the Company sufficient funds to enable the Company to pay (or to enable the Company to cause the Partnership to pay) against amounts due under the Partnership Credit Facility an amount equal to the product of (x) $348.25 million, times (y) the percentage set forth opposite the name of such Funding Party on Schedule II attached hereto. Amounts advanced by any Funding Party pursuant to this Section 7(c) shall be ratably secured by a security interest in the In-Orbit Satellite Assets, to the full extent of the Company's rights and interests therein.

          (d) On or before June 30, 1999, taking into account all payments theretofore made pursuant Section 7(b) hereof (and, if the Subsequent Closing shall not have occurred under the High Power Agreement, pursuant to Section 7(c) hereof) , the Company will pay or cause the Partnership to pay in full all obligations of the Partnership under the Partnership Credit Facility, including without limitation the principal amount of all outstanding loans thereunder, all accrued unpaid interest thereon, and any and all fees and expenses due in respect thereof, against the termination and release in full of the Existing Letters of Credit. The parties acknowledge that the Company shall utilize for such payments $139.5 million of cash proceeds from the Initial Closing under the High Power Agreement (which amount shall be so applied as soon as practicable after the date hereof, subject to any applicable agreements with third parties, and in any event on the Closing Date, subject to the closing of the Medium Power Asset Sale) and, if the Subsequent Closing occurs prior to June 30, 1999, $325.5 million of cash proceeds therefrom, and the Company agrees that it shall not use such proceeds for any other purpose, assuming the full and timely performance by each of the Funding Parties, other than GEAC, of their respective obligations hereunder.

          (e) Notwithstanding anything in the Reimbursement Agreements to the contrary, if a drawing is made under an Existing Letter of Credit issued for the account of any Funding Party (or for the account of an affiliate of such Funding Party), such Funding Party shall immediately and automatically cause the reimbursement obligation of the Company with respect to such drawing to be converted into an equity investment in, capital contribution to, or Non-Debt Payment (as such Funding Party shall determine) to the Company by such Funding Party (or affiliate). Any such equity investment, capital contribution or Non-Debt Payment shall reduce the obligations of such Funding Party pursuant to Sections 7(b) and 7(c) hereunder, but shall be in addition to the obligations of such Funding Party pursuant to
Section 3 and Section 5 hereunder.

Section 8.  Entire Agreement; Amendment.
            ---------------------------

           (a) This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements with respect to such subject matter, whether written or oral or claimed to arise from any course of conduct.

           (b) Subject to any restrictions on amendment provided for in the Lock-up Agreements, this Agreement may be amended by written agreement of the Company and the Required Funding Parties; provided, however, that no such
                                          -------- --------
amendment shall increase the Medium Power Commitment, the obligations of each Funding Party pursuant to Section 7 hereof, or the Pro Rata Share of any Funding Party without the prior written consent of each Funding Party so affected, and provided further that no amendment or waiver to the provisions of Section 4
----------------
hereof or Sections 2, 5(c) and 6, which are subject to the conditions of Section 4 hereof, shall be effective without the prior written consent thereto of each Funding Party nor shall any amendment of Section 5(c) hereof be effective without the prior written consent of TSAT, and provided further that no
                                               ----------------
amendment or waiver to this Agreement shall result in the disparate treatment of any Funding Party without the consent of such Funding Party. Except as expressly provided in this Section 8, this Agreement may not be modified or amended, nor may any term or provision of this Agreement be waived.

Section 9.  Representation Regarding Scheduled Post-Closing Obligations.  The
            -----------------------------------------------------------
Company hereby represents and warrants to each of the Funding Parties that, to the best knowledge of the Company after due inquiry, the Scheduled Post-Closing Obligations include all monetary obligations of the Company and its subsidiaries on a consolidated basis anticipated to exist on the Closing Date, other than (A) any such obligations required to be assumed by Hughes on the Closing Date pursuant to the Medium Power Agreement, (B) any such obligations under the Senior Credit Facility, the Current Pay Notes, the Discount Notes, the Bridge Loans and the Partnership Credit Facility, (C) the contingent and/or disputed obligations set forth on Schedule V attached hereto, and (D) such other obligations of the Company and its subsidiaries as shall not individually or in the aggregate exceed $3,000,000. The Company shall use its best efforts from time to time prior to the Closing Date, as required, to prepare draft updates to Schedule IV for approval by the Required Funding Parties.

Section 10. Assignment; Parties Bound and Benefited.
            ---------------------------------------

           (a) This Agreement may not be assigned or delegated without the prior written consent of the Company and the Required Funding Parties, except by operation of law.

           (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and the provisions of Section 5(c) of this Agreement shall inure to the benefit of TSAT and its successors and permitted assigns.

           (c) Each of the parties to the Lock-up Agreement (other than the Company) (the "Signing Creditors") is intended to be a third-party beneficiary of this Agreement, and shall have the right to rely on and enforce this agreement in such capacity, subject (after the termination of the Lock-up Agreement) to the right of the parties hereto to modify, amend or waive any provision of this Agreement as provided herein, to the extent such modification, amendment or waiver shall not materially adversely affect any such third-party beneficiary. TSAT is intended to be a third-party beneficiary of Section 5(c) this Agreement, and shall have the right to rely on and enforce this Agreement in such capacity. Prior to the payment to the Signing Creditors of the Agreed Consideration (as defined in the Lock-up Agreement), the obligations of the Funding Parties to the Company or to TSAT hereunder shall be subordinated to the rights of the Signing Creditors under the Lock-up Agreement, and any distributions made by the Funding Parties to the Company or TSAT shall be held in trust for the benefit of the Signing Creditors and paid over to the Signing Creditors until they have been paid the Agreed Consideration in accordance therewith.

           (d) Other than as specifically set forth in this Section 10, no other party is intended to be a third-party beneficiary of this Agreement.

Section 11. Notices.
            -------

     All notices, requests, consents, demands, elections and other communications required or permitted hereunder shall be in writing and shall be given to the intended recipients at their addresses or facsimile numbers as last provided to the parties hereto.

Section 12. Paragraph Headings.
            ------------------

     The paragraph headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

Section 13. Governing Law and Jurisdiction.
            ------------------------------

     This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any conflicts of laws principles. Each party hereto hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan or any federal court sitting in the Borough of Manhattan in respect of any suit, action or proceeding arising out of or relating to this Agreement and the transactions pursuant hereto and in connection herewith, and irrevocably agrees that all claims in respect of any such suit, action or proceeding shall be heard and determined in any such court. Each party irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 14. Specific Performance.
            --------------------

     Without intending to limit the remedies available to the Company, each of the Funding Parties acknowledges and agrees that a violation by such Funding Party of any terms of this Agreement will cause irreparable injury for which an adequate remedy at law is not available. Therefore, the parties agree that the Company shall be entitled to an injunction, restraining order or other form of equitable relief from any court of competent jurisdiction compelling a Funning Party, and their respective successors, to specifically perform, and restraining such party from committing any breach of, or threatened breach of, any provision of this Agreement.

Section 15. Severability.
            ------------

     In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 16. Maximum Liability of TCI; Several Liability of each Funding Party.
            -----------------------------------------------------------------

     (a) Notwithstanding anything to the contrary contained herein, (i) the total equity contributions, Non-Debt Payments and outstanding loans made by TCI hereunder shall not at any time exceed (and shall be counted toward) the maximum liability of TCI under the TCI Reimbursement Letter, as then in effect, and (ii) nothing herein shall alter or otherwise affect or limit the respective rights and obligations under the TCI Reimbursement Letter of the parties thereto.

     (b) No Funding Party shall have any liability for the payment duties or other obligations of any other Funding Party hereunder, as guarantor, co-obligor or otherwise.

Section 17. Indemnification.
            ---------------

     Notwithstanding anything to the contrary contained herein, the Company shall continue to maintain insurance for its directors and officers adequate to enable the Company to indemnify all of its current, former and future officers and directors to the full extent permitted by law. The Working Capital Facility can be drawn to pay premiums necessary to maintain indemnification insurance.

Section 18. Representations and Warranties.
            ------------------------------

     Each of the Company and each Funding Party hereby acknowledges, warrants and represents as to itself that the following statements are true, correct and complete as of the date hereof:
     (a) It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

     (b) The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part, it has been duly authorized to make the representations and commitments included herein, and the person executing and delivering this Agreement on behalf of it has been duly authorized to do so;

     (c) The execution, delivery and performance by it of this Agreement do not and shall not violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its organizational documents or those of any of its subsidiaries; and

     (d) This Agreement is its legal, valid and binding obligation, enforceable against it by each other party hereto (and each intended third party beneficiary hereof) in accordance with its terms.

Section 19. Termination.
            -----------

     This Agreement shall terminate upon the commencement of a case by or against the Company or any Funding Party under Title 11, United States Code.

Section 20. Counterparts.
            ------------

     This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on and as of the date first written above.

                                                PRIMESTAR, INC.


                                                _______________________________
                                                Name:
                                                Title:

                                                TIME WARNER ENTERTAINMENT
                                                COMPANY, L.P.,

                                                by AMERICAN TELEVISION AND
                                                COMMUNICATIONS CORPORATION,
                                                a general partner


                                                _______________________________
                                                Name:
                                                Title:

                                                ADVANCE/NEWHOUSE PARTNERSHIP,

                                                by ADVANCE COMMUNICATION CORP.,
                                                as general partner


                                                _______________________________
                                                Name:
                                                Title:

                                                COMCAST CORPORATION


                                                _______________________________
                                                Name:
                                                Title:

                                                COX COMMUNICATIONS, INC.


                                                _______________________________
                                                Name:

                                                Title:

                                                MEDIAONE OF DELAWARE, INC.


                                                _______________________________
                                                Name:
                                                Title:

                                                GE AMERICAN COMMUNICATIONS, INC.


                                                _______________________________
                                                Name:
                                                Title:

                                                UNITED ARTISTS INVESTMENTS
                                                HOLDINGS, LLC


                                                _______________________________
                                                Name:
                                                Title:


                                                PARAGON COMMUNICATIONS,

                                                by AMERICAN TELEVISION AND
                                                COMMUNICATIONS CORPORATION,
                                                a general partner


                                                _______________________________
                                                Name:
                                                Title: